UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2011

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Progenics Pharmaceuticals, Inc. is filing this Amendment on Form 8-K/A to its June 13, 2011 Current Report on Form 8-K for the purpose of disclosing its determination regarding how frequently to hold a non-binding stockholder advisory vote on the compensation of the Company’s named executive officers.  Progenics is not modifying, and this Amendment does not change, other disclosure in its June 13th Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d)  At Progenics’ 2011 Annual Meeting of Stockholders held on June 8, 2011, stockholders voted on, among other matters, an advisory stockholder indication of preferred frequency of executive compensation advisory votes. As reported in its June 13th Form 8-K, a majority of the votes cast on that item concurred with the Board’s recommendation, on an advisory basis, to hold an annual advisory vote on the Company’s executive compensation.

Consistent with the stated preference of stockholders and the Board’s recommendation, Progenics has determined that it will include an advisory vote on executive compensation in its Annual Meeting proxy materials each year until the next required advisory stockholder indication on the preferred frequency of executive compensation advisory votes is held, or until the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            PROGENICS PHARMACEUTICALS, INC.
                            By:  /s/ ROBERT A. MCKINNEY
                                Robert A. McKinney
                                Chief Financial Officer, Senior Vice President,
                                Finance & Operations and Treasurer

Dated: October 17, 2011